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                                                                 EXHIBIT 1(e)


                                FOURTH AMENDMENT
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                        AIM INVESTMENT SECURITIES FUNDS


                 THIS FOURTH AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST OF AIM INVESTMENT SECURITIES FUNDS (the "Amendment") is entered into the 28th day of November, 1997, among Charles T. Bauer, Bruce L. Crockett, Owen Daly II, Jack Fields, Carl Frischling, Robert H. Graham, John F. Kroeger, Lewis F. Pennock, Ian W. Robinson and Louis S. Sklar, as Trustees, and each person who became or becomes a Shareholder in accordance with the terms set forth in that certain Agreement and Declaration of Trust of AIM Investment Securities Funds entered into as of May 5, 1993, as amended (the "Agreement").

                 WHEREAS, Section 9.7 of the Agreement authorizes the Trustees without Shareholder vote to amend or otherwise supplement the Agreement by making an amendment; and

                 WHEREAS, in a unanimous written consent of the Board of Trustees, dated November 28, 1997, the Trustees have approved and consented to a resolution to amend the Agreement as hereinafter set forth.

                 NOW, THEREFORE, the Trustees hereby amend the Agreement as herein set forth below:

                 1. Capitalized terms not specifically defined in this Amendment shall have the meanings ascribed to them in the Agreement.

                 2. Section 2.3 of the Agreement shall be deleted in its entirety and the following new Section 2.3 shall be substituted in lieu thereof:

                 "Section 2.3. Establishment of Portfolios and Classes. The Trust shall contain one Portfolio, the AIM Limited Maturity Treasury Fund. The AIM Limited Maturity Treasury Fund shall contain two initial Classes, the Institutional Class and the Class A Shares. The AIM Limited Maturity Treasury Fund and its Classes as set forth in this Section 2.3 are collectively referred to as the "Initial Portfolio." The establishment and designation of any other Portfolio or Class thereof, or, subject to Section 6.1 hereof, any change to the Initial Portfolio, shall be effective upon the adoption by a majority of the then Trustees of a resolution which sets forth such establishment, designation or change."

                 3. With the exception of the amendment in the preceding paragraph 2 of this Amendment, the Agreement shall in all other respects remain in full force and effect.

                 4. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment.
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                 IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this Fourth Amendment to Agreement and Declaration of Trust of AIM Investment Securities Funds as of the day first above written.

-----------------------------              -------------------------------
Charles T. Bauer, Trustee                  Bruce L. Crockett, Trustee


-----------------------------              -------------------------------
Owen Daly II, Trustee                      Jack Fields, Trustee


-----------------------------              -------------------------------
Carl Frischling, Trustee                   Robert H. Graham, Trustee


-----------------------------              -------------------------------
John F. Kroeger, Trustee                   Lewis F. Pennock, Trustee


-----------------------------              -------------------------------
Ian W. Robinson, Trustee                   Louis S. Sklar, Trustee


                       [THIS IS THE SIGNATURE PAGE FOR
      THE FOURTH AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST OF AIM
                        INVESTMENT SECURITIES FUNDS]